Exhibit 5



                       [Hogan & Hartson L.L.P. Letterhead]



                                  July 10, 2003



Board of Directors
InfoNow Corporation
1875 Lawrence Street, Suite 1100
Denver, Colorado 80202

Ladies and Gentlemen:

     We are acting as special counsel to InfoNow Corporation, a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission, of 2,500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, issuable under the terms of the Company's 1999 Stock Option Plan, as restated March 3, 2000 and amended on February 22, 2001, March 25, 2002 and February 24, 2003 (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-B, 17 C.F.R. ss. 228.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on July 8, 2003 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

     5. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated July 8, 2003.

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Board of Directors
July 10, 2003
Page 2


     6. Resolutions of the Board of Directors of the Company adopted (i) at a meeting held on February 24, 2003 and (ii) by unanimous written consent on July 7, 2003, each as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the approval of the amendment to the Plan to increase the number of shares available for issuance thereunder and the issuance and sale of the Shares and arrangements in connection therewith.

     7. A report dated May 12, 2003 of the inspector of elections at the annual meeting of stockholders of the Company held on May 9, 2003, as certified by the Secretary of the Company on the date hereof as being complete and accurate, relating to the approval of the amendment to the Plan by the Company's stockholders to increase the number of shares available for issuance thereunder.

     8. A certificate of an officer of the Company, dated July 10, 2003, as to certain facts relating to the Company.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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Board of Directors
July 10, 2003
Page 3


     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.




                                            Very truly yours,



                                            /s/ Hogan & Hartson L.L.P.



                                            HOGAN & HARTSON L.L.P.